SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    FIRST TRUST VALUE LINE(R) 100 FUND

             (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                             41-2094525

  (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

1001 Warrenville Road, Suite 300,
Lisle, Illinois                                             60532
-----------------------------------------    -----------------------------------
   (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: 333-104680.

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH EACH
           TO BE SO REGISTERED                    CLASS IS TO BE REGISTERED

  Common Stock, $.01 par value per share        American Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                    NONE
-------------------------------------------------------------------------------
                              (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The securities to be registered hereunder are shares of common stock, $.01 par value per share (the "Shares"), of First Trust Value Line(R) 100 Fund (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange, Inc. A description of the Shares is contained under the caption "Description of Shares," at page 16 of the Preliminary Prospectus, which is a part of the Registration Statement on Form N-2 (Registration
Nos. 333-104680 and 811-21336), as first filed with the Securities and Exchange Commission on April 22, 2003. Such description is incorporated by reference herein.

ITEM 2.        EXHIBITS

        Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST VALUE LINE(R) 100 FUND



                                      By:         /s/ James A. Bowen
                                            ------------------------------------
                                            James A. Bowen, President
                                            and Chief Executive Officer

May 30, 2003